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                                                                  EXHIBIT 99.1



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------
In re                               )                  Chapter 11
                                    )
WORLDCORP, INC.                     )                  Case No. 99-298 (MFW)
                                    )
                           Debtor.  )
------------------------------------)


                      FIRST AMENDED PLAN OF REORGANIZATION
                               OF WORLDCORP, INC.



                           WILMER, CUTLER & PICKERING
                           2445 M Street, NW
                           Washington, DC 20037-1420
                           Attn:    William J. Perlstein
                                    Duane D. Morse
                                    Andrew M. Herman

                                     - and -

                           YOUNG CONAWAY STARGATT & TAYLOR LLP
                           1100 North Market Street
                           11th Floor
                           Wilmington, DE  19801
                           Attn:    James L. Patton, Jr.
                                    Brendan L. Shannon

                          ATTORNEYS FOR WORLDCORP, INC.


Dated:            March __, 1999
                  Wilmington, Delaware


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                                        TABLE OF CONTENTS


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INTRODUCTION......................................................................................................1


ARTICLE 1
DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME.....................................................1

         A.       Scope of Definitions............................................................................1
         B.       Definitions.....................................................................................2
                  1.1      Accrued Interest Notes.................................................................2
                  1.2      Acquisition............................................................................2
                  1.3      Administrative Claim...................................................................2
                  1.4      Administrative Convenience Claim.......................................................2
                  1.5      Affiliates.............................................................................2
                  1.6      Agreed Senior Claim....................................................................2
                  1.7      Allowed Claim..........................................................................2
                  1.8      Allowed . . . Claim....................................................................2
                  1.9      Atlas..................................................................................3
                  1.10     Atlas Stockholder Fees and Expenses....................................................3
                  1.11     Atlas Stockholders.....................................................................3
                  1.12     Atlas Stockholder Notes................................................................3
                  1.13     Atlas Stockholders Secured Claims......................................................3
                  1.14     Atlas Stockholder Warrants.............................................................3
                  1.15     Available Cash.........................................................................3
                  1.16     Avoidance Claims.......................................................................4
                  1.17     Ballot.................................................................................4
                  1.18     Bankruptcy Code........................................................................4
                  1.19     Bankruptcy Court.......................................................................4
                  1.20     Bankruptcy Rules.......................................................................4
                  1.21     Bar Date...............................................................................4
                  1.22     Bar Date Order.........................................................................4
                  1.23     Business Day...........................................................................4
                  1.24     Cash...................................................................................4
                  1.25     Cash Available for Senior Notes........................................................4
                  1.26     Causes of Action.......................................................................4
                  1.27     Chapter 11 Case........................................................................5
                  1.28     Claim..................................................................................5
                  1.29     Claims Objection Deadline..............................................................5
                  1.30     Class..................................................................................5
                  1.31     Confirmation Date......................................................................5
                  1.32     Confirmation Hearing...................................................................5
                  1.33     Confirmation Hearing Notice............................................................5

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                  1.34     Confirmation Order.....................................................................5
                  1.35     Creditors' Committee...................................................................5
                  1.36     Cure...................................................................................5
                  1.37     Debenture Indenture....................................................................5
                  1.38     Debentures.............................................................................5
                  1.39     Debenture Trustee......................................................................6
                  1.40     Disallowed Claim.......................................................................6
                  1.41     Disbursing Agent.......................................................................6
                  1.42     Disclosure Statement...................................................................6
                  1.43     Disputed Claim.........................................................................6
                  1.44     Distribution Date......................................................................6
                  1.45     Distribution Record Date...............................................................6
                  1.46     Distribution Reserve...................................................................6
                  1.47     Earn-Out...............................................................................6
                  1.48     Effective Date.........................................................................6
                  1.49     Electing Senior Note Holder............................................................6
                  1.50     Estate.................................................................................7
                  1.51     Exhibit................................................................................7
                  1.52     Existing Securities....................................................................7
                  1.53     Face Amount............................................................................7
                  1.54     File or Filed..........................................................................7
                  1.55     Final Order............................................................................7
                  1.56     Financial Consulting Agreement.........................................................7
                  1.57     Fiscal Year............................................................................7
                  1.58     General Unsecured Claim................................................................7
                  1.59     Impaired...............................................................................7
                  1.60     Indemnification Rights.................................................................7
                  1.61     Indemnitee.............................................................................8
                  1.62     InteliData.............................................................................8
                  1.63     InteliData Common Stock................................................................8
                  1.64     Interest...............................................................................8
                  1.65     Internal Revenue Code..................................................................8
                  1.66     Miscellaneous Secured Claims...........................................................8
                  1.67     Modified Debenture.....................................................................8
                  1.68     Modified Debenture Indenture...........................................................8
                  1.69     Modified Senior Notes..................................................................8
                  1.70     Modified Senior Subordinated Notes Indenture...........................................9
                  1.71     Old Warrants...........................................................................9
                  1.72     Operating Cash.........................................................................9
                  1.73     Other Priority Claim...................................................................9
                  1.74     Person.................................................................................9
                  1.75     Petition Date..........................................................................9
                  1.76     PIK Notes..............................................................................9
                  1.77     Plan...................................................................................9
                  1.78     Priority Tax Claim....................................................................10


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                  1.79     Pro Rata..............................................................................10
                  1.80     Professional Claim....................................................................10
                  1.81     Proportionate Share of Cash Available for Senior Notes................................10
                  1.82     Projections...........................................................................10
                  1.83     Reinstated or Reinstatement...........................................................10
                  1.84     Reorganized Debtor....................................................................10
                  1.85     Restructuring Expenses................................................................10
                  1.86     RRF...................................................................................11
                  1.87     RRF Fees and Expenses.................................................................11
                  1.88     RRF Lenders...........................................................................11
                  1.89     RRF Loan..............................................................................11
                  1.90     RRF Loan Documents....................................................................11
                  1.91     RRF Loan Limit........................................................................11
                  1.92     Scheduled.............................................................................11
                  1.93     Schedules.............................................................................11
                  1.94     SEC...................................................................................11
                  1.95     Secured Claim.........................................................................12
                  1.96     Senior Subordinated Notes.............................................................12
                  1.97     Senior Subordinated Notes Claims......................................................12
                  1.98     Senior Subordinated Notes Indenture...................................................12
                  1.99     Senior Subordinated Notes Trustee.....................................................12
                  1.100    Series A Warrants.....................................................................12
                  1.101    Series B Warrants.....................................................................12
                  1.102    Stock Purchase Agreement..............................................................13
                  1.103    Subordinated Securities Claim.........................................................13
                  1.104    Sun Capital...........................................................................13
                  1.105    Sun Options...........................................................................13
                  1.106    Sun Paper.............................................................................13
                  1.107    Sun Paper Advisors....................................................................13
                  1.108    Tax Sharing Agreement.................................................................13
                  1.109    Transaction Documents.................................................................13
                  1.110    Transaction Documents Filing Date.....................................................13
                  1.111    Unimpaired............................................................................14
                  1.112    Voting Deadline.......................................................................14
                  1.113    Voting Record Date....................................................................14
                  1.114    Warrant Notes.........................................................................14
                  1.115    WCI Common Stock......................................................................14
                  1.116    World Airways.........................................................................14
                  1.117    World Airways Secured Loan............................................................14
         C.       Rules of Interpretation........................................................................14
         D.       Computation of Time............................................................................14
         E.       Exhibits and Transaction Documents.............................................................15


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ARTICLE 2
ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS..................................................................15

                  2.1      Administrative Claims.................................................................15
                  2.2      Priority Tax Claims...................................................................15

ARTICLE 3
CLASSIFICATION OF CLAIMS AND INTERESTS...........................................................................15

                  3.1      Class 1...............................................................................16
                  3.2      Class 2...............................................................................16
                  3.3      Class 3...............................................................................16
                  3.4      Class 4...............................................................................16
                  3.5      Class 5...............................................................................16
                  3.6      Class 6...............................................................................16
                  3.7      Class 7...............................................................................16
                  3.8      Class 8...............................................................................16
                  3.9      Class 9...............................................................................16
                  3.10     Class 10..............................................................................16
                  3.11     Class 11..............................................................................16
                  3.12     Class 12..............................................................................16

ARTICLE 4
IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN..........................16

                  4.1      Unimpaired Classes of Claims and Interests............................................16
                  4.2      Impaired Classes of Claims and Interests..............................................17

ARTICLE 5
PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS.................................................................17

                  5.1      Class 1 (Other Priority Claims........................................................17
                  5.2      Class 2 (World Airways Secured Loan Claims............................................17
                  5.3      Class 3 (Miscellaneous Secured Claims.................................................17
                  5.4      Class 4 (Atlas Stockholders Secured Claims............................................17
                  5.5      Class 5 (Administrative Convenience Claims............................................18
                  5.6      Class 6 (Non-Electing Senior Subordinated Notes Claims)...............................18
                  5.7      Class 7 (Debentures Claims............................................................18
                  5.8      Class 8 (General Unsecured Claims.....................................................18
                  5.9      Class 9 (Interests....................................................................19
                  5.10     Class 10 (Old Warrants................................................................19
                  5.11     Class 11 (Sun Options.................................................................19
                  5.12     Class 12 (Electing Senior Subordinated Notes Claims...................................19


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ARTICLE 6
ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS OR INTERESTS..19

                  6.1      Impaired Classes of Claims and Interests Entitled to Vote.............................19
                  6.2      Acceptance by an Impaired Class.......................................................19
                  6.3      Presumed Acceptances by Unimpaired Classes............................................19
                  6.4      Classes Deemed to Reject Plan.........................................................20
                  6.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.......................20
                  6.6      Confirmability and Severability of a Plan.............................................20

ARTICLE 7
MEANS FOR IMPLEMENTATION OF THE PLAN.............................................................................20

                  7.1      Continued Corporate Existence.........................................................20
                  7.2      Directors and Officers................................................................20
                  7.3      Employment, Retirement, Indemnification and Other Agreements and Incentive
                           Compensation Programs.................................................................20
                  7.4      Certificate of Incorporation and Bylaws...............................................21
                  7.5      Corporate Action......................................................................21
                  7.6      Sale of InteliData Common Stock.......................................................21
                  7.7      Security for RRF Loan.................................................................21
                  7.8      Issuance of Modified Senior Notes.....................................................22
                  7.9      Issuance of Modified Debentures, Accrued Interest Notes and Series A and Series B
                           Warrants..............................................................................22
                  7.10     Issuance of Atlas Stockholder Warrants................................................22
                  7.11     Tax Sharing Agreement.................................................................22
                  7.12     Restructuring of Acquisition Indebtedness.............................................22
                  7.13     Amendment of Financial Consulting Agreement...........................................23
                  7.14     Preservation of Causes of Action......................................................23
                  7.15     Substantial Contribution Compensation and Expenses Bar Date...........................23
                  7.16     Cancellation of Existing Securities and Agreements....................................24
                  7.17     Exclusivity Period....................................................................24
                  7.18     Effectuating Documents; Further Transactions..........................................24

ARTICLE 8
UNEXPIRED LEASES AND EXECUTORY CONTRACTS.........................................................................24

                  8.1      Assumed Contracts and Leases..........................................................24
                  8.2      Rejected Contracts and Leases.........................................................25
                  8.3      Payments Related to Assumption of Executory Contracts and Unexpired Leases............25
                  8.4      Rejection Damages Bar Date............................................................25


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ARTICLE 9
PROVISIONS GOVERNING DISTRIBUTIONS...............................................................................26

                  9.1      Time of Distributions.................................................................26
                  9.2      Interest on Claims....................................................................26
                  9.3      Disbursing Agent......................................................................26
                  9.4      Surrender of Securities or Instruments................................................26
                  9.5      Instructions to Disbursing Agent......................................................26
                  9.6      Services of Indenture Trustees, Agents and Servicers..................................27
                  9.7      Record Date for Distributions to Holders of Senior Subordinated Notes and Debentures..27
                  9.8      Delivery of Distributions.............................................................27
                  9.9      Procedures for Treating and Resolving Disputed and Contingent Claims..................27
                  9.10     Fractional Securities; De Minimis Distributions.......................................29

ARTICLE 10
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS...........................................................29

                  10.1     Professional Claims...................................................................29
                  10.2     Stay/Success Fee......................................................................30
                  10.3     Other Administrative Fees.............................................................30

ARTICLE 11
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.......................................................................30

                  11.1     Revesting of Assets...................................................................30
                  11.2     Discharge of the Debtor...............................................................30
                  11.3     Compromises and Settlements...........................................................31
                  11.4     Release of Claims Against Officers, Directors, Etc....................................31
                  11.5     Release of Claims Against Acquisition, Sun Capital, Sun Paper Advisors, Atlas, Atlas
                           Stockholders, Etc.....................................................................31
                  11.6     Release of Claims Against RRF and Holders of Debentures...............................31
                  11.7     Setoffs...............................................................................32
                  11.8     Satisfaction of Subordination Rights..................................................32
                  11.9     Exculpation and Limitation of Liability...............................................32
                  11.10    Indemnification Obligation............................................................33
                  11.11    Injunction............................................................................33
                  11.12    Allowance of Certain Claims...........................................................33

ARTICLE 12
CONDITIONS PRECEDENT.............................................................................................34

                  12.1     Conditions to Confirmation............................................................34
                  12.2     Conditions to Consummation............................................................34
                  12.3     Waiver of Conditions to Confirmation or Consummation..................................36

ARTICLE 13
RETENTION OF JURISDICTION........................................................................................37

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ARTICLE 14
MISCELLANEOUS PROVISIONS.........................................................................................38

                  14.1     Binding Effect........................................................................38
                  14.2     Modification and Amendments...........................................................38
                  14.3     Withholding and Reporting Requirements................................................38
                  14.4     Committees............................................................................39
                  14.5     Revocation, Withdrawal or Non-Consummation............................................39
                  14.6     Notices...............................................................................39
                  14.7     Term of Injunctions or Stays..........................................................40
                  14.8     Governing Law.........................................................................40

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                                  INTRODUCTION

         WorldCorp, Inc. as debtor and debtor-in-possession in the above-captioned Chapter 11 reorganization case ("WCI" or the "Debtor"), hereby proposes the following first amended reorganization plan for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Disclosure Statement (as defined below) for results of operations, projections for future operations, risk factors, and a summary and analysis of the Plan and certain related matters. The Debtor, WorldCorp Acquisition Corp. a Delaware corporation ("Acquisition") and Rothschild Recovery Fund L.P. ("RRF") are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as defined below).

         The cash and securities of the Debtor, as reorganized, will be distributed to the claimants in each of the classes of the Debtor, as set forth herein.

         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court (as defined below) and distributed to holders of claims and interests entitled to vote on the Plan. ALL SUCH HOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIV of this Plan, the Debtor expressly reserves the right to alter, amend or modify this Plan, one or more times, before its substantial consummation.




                                   ARTICLE 1
                      DEFINITIONS, RULES OF INTERPRETATION,
                      AND COMPUTATION OF TIME
                      -------------------------------------

A.       Scope of Definitions

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter.

B.      Definitions

1.1 "Accrued Interest Notes" means PIK Notes to be issued on the Effective Date to holders of Allowed Class 7 Claims and holders of Allowed Class 8 Claims.

1.2 "Acquisition" means WorldCorp Acquisition Corp., a Delaware corporation.

1.3 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtor, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Claims, and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

1.4 "Administrative Convenience Claim" means a Claim against the Debtor that otherwise would be classified as a Class 8 General Unsecured Claim (other than Claims of holders of Debentures) that is
          (a) for $500 or less, or (b) for more than $500 but less than $1,000 if the holder of such Claim has elected, on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot, to accept $500 in Cash in full satisfaction, discharge and release of such Claim.

1.5 "Affiliates" has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.6       "Agreed Senior Claim" means,  with respect to an Electing  Senior
          Note Holder, (a) if such holder is the Senior Subordinated Notes Trustee, an amount equal to all unpaid fees and expenses incurred by the Senior Subordinated Notes Trustee through the Effective Date for which the Debtor is liable under the terms of the Senior Subordinated Notes Indenture, or (b) with respect to any other Electing Senior Note Holder, an amount equal to the sum of (i) the aggregate principal amount of such holder's Senior Subordinated Notes, plus (ii) accrued and unpaid interest thereon calculated at the rate of 10% per annum through the Effective Date.

1.7       "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

1.8       "Allowed . . . Claim" means an Allowed Claim of the type described.

1.9 "Atlas" means The Atlas Companies, Inc., a Delaware corporation which was formerly known as Paper Acquisition Corp.

1.10 "Atlas Stockholder Fees and Expenses" means professional fees and expenses incurred by the Atlas Stockholders in a maximum amount to be
          agreed  upon  between  RRF  and  Sun  Paper   Advisors  prior  to  the
          Confirmation Hearing.

1.11      "Atlas   Stockholders"   means  those  Persons  (including  their
          respective officers, directors, partners, shareholders and affiliates in their capacity as such) who were formerly shareholders of Atlas and were parties to a Subscription and Contribution Agreement, dated April 20, 1998, by and among themselves, WCI and Acquisition, and who, as a result of the transactions contemplated by that agreement, became holders of the Atlas Stockholder Notes and the Old Warrants, and any of such Persons' successors or assigns.

1.12 "Atlas Stockholder Notes" means, collectively, (a) the 5-year 8% senior secured promissory notes, dated as of April 20, 1998 and May 5, 1998, issued by Acquisition to the Atlas Stockholders in the aggregate principal amount of $15 million, and (b) the 1-year 8% senior secured promissory notes, dated as of April 20, 1998 and May 5, 1998, issued by Acquisition to the Atlas Stockholders in the aggregate principal amount of $1 million.

1.13 "Atlas Stockholders Secured Claims" means the Secured Claims held by the Atlas Stockholders against WCI and Acquisition as set forth in the Pledge Agreement, dated April 20, 1998, among Sun Paper Advisors, Inc., a Florida corporation, as collateral agent on behalf of the Atlas Stockholders, WCI and Acquisition and the Guaranty, dated April 20, 1998, made by WCI in favor of Sun Paper Advisors, as collateral agent on behalf of the Atlas Stockholders.

1.14      "Atlas Stockholder  Warrants" means warrants to purchase from WCI an aggregate number of shares of common stock of Acquisition equal to 35% of the issued and outstanding stock of Acquisition as of the Effective Date, which are to be issued as contemplated by the Plan on the Effective Date pursuant to a warrant agreement substantially in the form described in the Disclosure Statement. As more specifically described in such warrant agreement, the Atlas Stockholder Warrants shall be exercisable from and after the earliest of (a) April 20, 2000, (b) the sale of Acquisition, or (c) an initial public offering of Acquisition; and shall expire on the close of business on December 31, 2006; and shall be issued pursuant to Section 1145 of the Bankruptcy Code. The exercise price per share for the Atlas Stockholder Warrants shall be equal to $28,000, (except that this price will be adjusted upward to the extent that it does not represent at least 125% of the appraised fair market value of the shares of Acquisition as of the Effective Date) payable by issuing the Warrant Notes to WCI or, in the event of a cash-generating event as more fully described in the Atlas Stockholder Warrants, in cash.


1.15 "Available Cash" means all cash and cash equivalents actually received by the Reorganized Debtor during a given period in excess of amounts required for payment of its operating expenses, including without limitation trade and other accounts payable, professional fees and expenses, salaries and benefits, taxes, and other amounts due or to become due during such period.

1.16 "Avoidance Claims" means, subject to Article XI, the Debtor's Claims against Persons arising under sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or nor litigation is commenced to prosecute such Claims.

1.17 "Ballot" means each of the ballot forms that are distributed with the Disclosure Statement to holders of Claims in Classes that are impaired under the Plan and entitled to vote under Article VI hereof in connection with the solicitation of acceptances of the Plan.

1.18 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330.

1.19 "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

1.20      "Bankruptcy   Rules"  means  the  Federal   Rules  of  Bankruptcy
          Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.21 "Bar Date" means the deadline for filing all proofs of claims established by the Bankruptcy Court, except Claims of governmental units for which proofs of claim are filed, in accordance with section 502(b)(9) of the Bankruptcy Code.

1.22 "Bar Date Order" means that scheduling order entered by the Bankruptcy Court which establishes the Bar Date.

1.23 "Business Day" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

1.24     "Cash" means legal tender of the United States.

1.25 "Cash Available for Senior Notes" means the lesser of (a) $5,000,000 or (b) the amount by which the RRF Loan Limit exceeds the sum of (i) the amount of the Allowed Class 2 World Airways Secured Loan Claim, plus (ii) the amount of the Allowed Class 5 Administrative Convenience Claims, plus (iii) the amount of unpaid Administrative Expenses, plus (iv) the amount of Priority Claims required to be paid on the Effective Date, plus (v) the RRF Fees and Expenses, plus (vi) the Atlas Stockholder Fees and Expenses, plus (vii) the Operating Cash.

1.26 "Causes of Action" means, subject to Article XI, any and all actions, causes of action, suits, accounts, controversies agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise including, without limitation, claims against World Airways for property transferred and not accounted for.

1.27 "Chapter 11 Case" means the Chapter 11 Case of the Debtor, pending in the Bankruptcy Court.

1.28 "Claim" means a claim against the Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.29 "Claims Objection Deadline" means that day which is 90 days after the Effective Date, unless extended by the Bankruptcy Court for cause shown by the Reorganized Debtor.

1.30 "Class" means a category of holders of Claims or holders of Interests described in Article II of the Plan.

1.31      "Confirmation Date" means the date of entry of the Confirmation Order.

1.32 "Confirmation Hearing" means the hearing on confirmation of the Plan and related matters under section 1128 of the Bankruptcy Code.

1.33 "Confirmation Hearing Notice" means the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the Confirmation Hearing and the time for filing objections to the confirmation of the Plan.

1.34 "Confirmation Order" means the order, in form and substance reasonably satisfactory to the Debtor, RRF and Sun Paper Advisors, entered by the Bankruptcy Court, confirming the Plan.

1.35 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case, if any.

1.36 "Cure" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.37 "Debenture Indenture" means that certain Indenture dated as of May 15, 1992, as amended, supplemented or otherwise modified prior to the Petition Date, by and between WCI and the Debenture Trustee.

1.38 "Debentures" means, collectively, the 7% Convertible Subordinated Debentures due 2004 in the principal amount of approximately $65 million issued pursuant to the Debenture Indenture.

1.39 "Debenture Trustee" means State Street Bank and Trust Company as trustee under the Debenture Indenture, or its successor in interest.

1.40      "Disallowed  Claim" means a Claim, or any portion  thereof,  that
          (a) has been disallowed by a Final Order, or (b) has not been scheduled by the Debtor or is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established and has passed but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.41      "Disbursing Agent" means W. Joseph Dryer.

1.42 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.43 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtor or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and are the subject of a timely filed proof of claim, or (ii) are the subject of an objection in the Bankruptcy Court by the Debtor, and (b) the allowance or disallowance of which is not yet the subject of a Final Order.

1.44      "Distribution  Date"  means  the  date,   occurring  as  soon  as
          practicable after the Effective Date, upon which distributions are made to holders of Allowed Claims.

1.45 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the fifth (5th) Business Day following the Confirmation Date.

1.46 "Distribution Reserve" means the Cash and securities to be reserved pending allowance of Disputed Claims in accordance with
          Section 9.9 of the Plan.

1.47 "Earn-Out" means the earn-out payment to the Atlas Stockholders as specified in Section 1.3 of the Subscription and Contribution Agreement, dated April 20, 1998, by and among WCI, Acquisition, and the Atlas Stockholders.

1.48 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Section 12.2 hereof have been satisfied or waived as provided in Section 12.3 hereof and is the day upon which this Plan is substantially consummated.

1.49 "Electing Senior Note Holder" means a holder of an Allowed Claim against the Debtor based upon the Senior Subordinated Notes (including the Senior Subordinated Notes Trustee) if such holder (a) has voted its Allowed Claim to accept the Plan and (b) has elected, on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot, to accept, in full satisfaction, discharge and release of its Allowed Claim and of all of its rights (including intercreditor subordination rights and rights to seek payment of fees and expenses incurred after the

          Petition Date as an Administrative Claim pursuant to Section 503(b)(3) or 503(b)(4) of the Bankruptcy Code) with respect to the Senior Subordinated Notes and the Senior Subordinated Notes Indenture, (x) its Proportionate Share of the Cash Available for Senior Notes plus
          (y) Modified Senior Notes with an aggregate principal amount equal to the amount by which its Agreed Senior Claim exceeds its Proportionate Share of the Cash Available for Senior Notes.

1.50      "Estate"  mean the  bankruptcy  estate of the Debtor  pursuant to section 541 of the Bankruptcy Code.

1.51 "Exhibit" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.52      "Existing   Securities"   means,    collectively,    the   Senior
          Subordinated Notes, the Debentures, the Old Warrants and the Sun Options.

1.53 "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.54 "File" or "Filed" means filed with the Bankruptcy Court in the Chapter 11 Case.

1.55 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.56 "Financial Consulting Agreement" means the Financial Consulting Agreement, dated April 20, 1998, by and among Sun Capital, WCI and Acquisition.

1.57 "Fiscal Year" means, with respect to the Debtor, the fiscal year ending on December 31 of each year, or such other fiscal year as the Debtor may designate.

1.58 "General Unsecured Claim" means a Claim that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Subordinated Securities Claim or a Claim based upon the Senior Subordinated Notes or the Debentures. 1.1

1.59 "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.60 "Indemnification Rights" means any obligations or rights of the Debtor to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of the Debtor.

1.61 "Indemnitee" means all present and former directors, officers, employees, agents, advisors or representatives of the Debtor who are entitled to assert Indemnification Rights.

1.62      "InteliData"  means  InteliData   Technologies   Corporation,   a
          Delaware corporation.

1.63 "InteliData Common Stock" means the common stock, par value $.001 per share, of InteliData.

1.64 "Interest" means the rights of any current or former holder or owner of any shares of common stock or any other equity securities of the Debtor authorized and issued prior to the Confirmation Date.

1.65 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

1.66 "Miscellaneous Secured Claims" means all Secured Claims not otherwise classified.

1.67 "Modified Debenture" means the debentures to be modified in accordance with the Plan on the Effective Date to be owned by the holders of the Debentures and to be issued to the holders of General Unsecured Claims pursuant to the Modified Debenture Indenture. As more specifically described in the Modified Debenture Indenture, the Modified Debentures will accrue interest at the rate of 7% per annum with payment in the form of cash or, at the option of the Reorganized Debtor until May 14, 2003, by the issuance of PIK Notes and will mature on May 15, 2004; provided, however, that no cash payments shall be made with respect to the Modified Debentures until the Modified Senior Notes have been paid in full. The Modified Debentures will be collateralized by (a) a fourth lien, subordinate to the first lien of the RRF Lenders, the second lien of the Atlas Stockholder and the third lien of the holders of the Modified Senior Notes, on the Reorganized Debtor's shares of InteliData Common Stock; (b) a second lien, subordinate to the first lien of the holders of the Modified Senior Notes, on (i) the Reorganized Debtor's shares in Acquisition common stock and any distributions or proceeds from the sale of such stock, subject to the exercise of the Series A Warrants and the Atlas Stockholder Warrants, (ii) the accounts receivable of the Reorganized Debtor, (iii) the equipment and property of the Reorganized Debtor, and (iv) Available Cash; and (c) a third lien, subordinate to the first lien of the Atlas Stockholders and the second lien of the holders of the Modified Senior Notes, on the Warrant Notes, if any. The Modified Debentures will not be transferable until the later of
          (i) the date on which holders of not less than 25% of the outstanding principal amount of the Modified Debentures deliver a written notice to the Debenture Indenture Trustee releasing such restriction or (ii) the first Business Day after results of operations of the Reorganized Debtor for two quarters following the Effective Date have been reported on Form 10-Q filed with the SEC.

1.68 "Modified Debenture Indenture" means the Debenture Indenture as modified pursuant to the terms of the Plan in substantially the form described in the Disclosure Statement.

1.69      "Modified   Senior  Notes"  means  the  notes  to  be  issued  in
          accordance with the Plan on the Effective Date to the holders of the Senior Subordinated Notes pursuant to the Modified Senior Subordinated Notes Indenture. As more specifically described in the Modified

          Senior Subordinated Notes Indenture, the Modified Senior Notes will accrue interest at the rate of 12.75% per annum. Accrued interest and principal will be paid quarterly to the extent of Available Cash. Accrued interest not paid on a current basis in cash will be added to principal. The Modified Senior Notes shall be entitled to priority over the Modified Debentures to the extent provided in the Modified Debenture Indenture. The Modified Senior Notes will be collateralized by (a) a third lien, subordinate to the first lien of the RRF Lenders and the second lien of the Atlas Stockholders, on the Reorganized Debtor's shares of InteliData Common Stock; (b) a first lien on (i) the Reorganized Debtor's shares in Acquisition common stock and any distributions or proceeds from the sale of such stock, subject to the exercise of the Series A Warrants and the Atlas Stockholder Warrants,
          (ii) the accounts receivable of the Reorganized Debtor, (iii) the equipment and property of the Reorganized Debtor, and (iv) Available Cash; and (c) a second lien, subordinate to the first lien of the Atlas Stockholders, on the Warrant Notes, if any.

1.70 "Modified Senior Subordinated Notes Indenture" means the Senior Subordinated Notes Indenture as modified pursuant to the terms of the Plan in substantially the form described in the Disclosure Statement.

1.71 "Old Warrants" means the warrants currently held by the Atlas Stockholders prior to the Effective Date to purchase Acquisition shares from WCI. 1.1

1.72 "Operating Cash" means Cash in the amount of $150,000 to be reserved for payment of operating expenses of the Reorganized Debtor incurred after the Effective Date.

1.73 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.74 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company,
          limited   liability   partnership,   trust,   estate,   unincorporated
          organization or other entity.

1.75 "Petition Date" means the date on which the Debtor filed its petition commencing the Chapter 11 Case.

1.76 "PIK Notes" means the additional notes issued by the Reorganized Debtor to holders of Modified Debentures in satisfaction of interest payments on the Debentures and Modified Debentures at any time on or after the Effective Date and before May 14, 2003. The PIK Notes shall be substantially in the form described in the Disclosure Statement and shall bear interest at the same rate as the Modified Debentures, which shall accrue and be added to principal semiannually, and mature on May 14, 2003, and shall otherwise have substantially the same terms and conditions as the Modified Debentures.

1.77 "Plan" means this plan of reorganization which is proposed by the Debtor for the resolution of outstanding Claims and interests in this Chapter 11 Case, as such plan may be amended from time to time in accordance with the Bankruptcy Code and Section 14.2 herein.

1.78 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.79 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise; provided, however, that solely for the purposes of Pro Rata distribution of the Series A Warrants and Series B Warrants, Classes 7 and 8 shall be treated as a single Class.


1.80 "Professional Claim" means a Claim of a professional retained in the Chapter 11 Case pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.81 "Proportionate Share of Cash Available for Senior Notes" means, with respect to an Electing Senior Note Holder, Cash in an amount equal to the lesser of (a) the Agreed Senior Claim of such holder or
          (b) the product of the amount of Cash Available for Senior Notes multiplied by a fraction, the numerator of which is equal to the Agreed Senior Claim of such holder and the denominator of which is equal to the sum of the Agreed Senior Claims of all Electing Senior Note Holders.

1.82 "Projections" means those financial projections covering the Debtor's operations through Fiscal Year 2001 set forth by the Debtors in the Disclosure Statement.

1.83 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.84      "Reorganized   Debtor"  means  the  Debtor  that  is  reorganized
          pursuant hereto and that continues in existence after the Effective Date.

1.85      "Restructuring   Expenses"  means  those  expenses   incurred  by
          WorldCorp in connection with the reorganization including expenses in connection with negotiation, preparation and filing of the Chapter 11 Case, this Plan, the Disclosure Statement and related matters, including unpaid prepetition fees and expenses and Allowed Professional Claims incurred by professional and legal advisors retained by the Debtor or the Creditors Committee. 1.1

1.86 "RRF" means Rothschild Recovery Fund L.P., a Delaware limited partnership.

1.87 "RRF Fees and Expenses" means professional fees and expenses incurred by RRF in a maximum amount to be agreed upon between RRF and Sun Paper Advisors prior to the Confirmation Hearing.

1.88      "RRF Lenders" means RRF and any participants in the RRF Loan.

1.89 "RRF Loan" means a loan to be made by the RRF Lenders to Acquisition on or prior to the Effective Date, on substantially the terms and conditions described in the Disclosure Statement and Appendix B thereto, in an amount equal to the sum of (i) the amount of the Allowed Class 2 World Airways Secured Loan Claim; plus (ii) the lesser of $5,000,000 or the sum of the Agreed Senior Claims of Electing Senior Note Holders; plus (iii) the amount of the Allowed Class 5 Administrative Convenience Claims; plus (iv) the amount of unpaid Administrative Expenses (including Professional Claims other than fees and expenses of professionals retained by the Creditors Committee); plus (v) up to $100,000 of Professional Claims consisting of allowed fees and expenses of professionals retained by the Creditors Committee; plus (vi) the amount of Priority Claims required to be paid on the Effective Date; plus (vii) the RRF Fees and Expenses; plus (viii) the Atlas Stockholder Fees and Expenses; plus
          (ix) the Operating Cash; provided, however, that the maximum amount of the RRF Loan will not, without RRF's and Sun Paper Advisors' consent, exceed the RRF Loan Limit; and provided further that the Debtor may elect to reduce the amount of the RRF Loan that would otherwise be made by selling assets with Sun Paper Advisors' consent and the Court's approval on or before the Effective Date and applying the sale proceeds to pay a portion of the claims and expenses specified above.

1.90 "RRF Loan Documents" means all documents evidencing or securing the RRF Loan.

1.91 "RRF Loan Limit" means an amount equal to the sum of (a) the product of $[0.95] times the number of InteliData shares to be purchased by Acquisition with proceeds of the RRF Loan from the Debtor at $[0.95] per share in the InteliData Share Transaction (as defined below) plus (b) the RRF Fees and Expenses plus (c) the Atlas Stockholder Fees and Expenses.

1.92 "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.93 "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed in the Bankruptcy Court by the Debtor, as such schedules or statement have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.94      "SEC" means the U.S. Securities and Exchange Commission.

1.95 "Secured Claim" means a Claim secured by a security interest in or lien upon property of the Estate to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of such security interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.

1.96 "Senior Subordinated Notes" means, collectively, the Senior Subordinated Notes due September 30, 2000 in the principal amount of approximately $5 million issued pursuant to the Senior Subordinated Notes Indenture.

1.97 "Senior Subordinated Notes Claims" means all Claims arising under the terms of the Senior Subordinated Notes, including Claims arising under the terms of the Senior Subordinated Notes Indenture for payment of interest, fees and expenses of the Senior Subordinated Notes Trustee, and other amounts, whether arising before, on or after the Petition Date.

1.98      "Senior   Subordinated   Notes   Indenture"  means  that  certain
          Indenture dated as of September 30, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between WCI and the Senior Subordinated Notes Trustee.

1.99 "Senior Subordinated Notes Trustee" means Norwest Bank Minnesota, National Association, or its successor, in its capacity as trustee under the terms of the Senior Subordinated Notes Indenture.


1.100     "Series  A  Warrants"   means   warrants  to  purchase  from  the
          Reorganized  Debtor an  aggregate  number of shares of common stock of
          Acquisition  equal  to 45% of the  issued  and  outstanding  stock  of
          Acquisition as of the Effective Date, which are to be issued as contemplated by the Plan on the Effective Date as units with the Series B Warrants, Modified Debentures and in the case of Holders of Class 7 Debentures Claims, Accrued Interest Notes pursuant to a warrant agreement substantially in the form described in the Disclosure Statement. As more specifically described in such warrant agreement, the Series A Warrants shall be exercisable at the earliest of (a) the fourth anniversary of the Effective Date, (b) the sale of all or substantially all of the capital stock or assets of Acquisition, (c) an initial public offering of Acquisition, or (d) exercise of the Atlas Stockholder Warrants; and shall expire on the close of business of December 31, 2006; and shall be issued pursuant to Section 1145 of the Bankruptcy Code. The exercise price per share for the Series A Warrants shall be equal to at least 125% of the appraised fair market value of the Acquisition Shares as of the
          Effective Date, payable in cash or by surrendering Modified Debentures, Accrued Interest Notes, or PIK Notes having an aggregate fair market value, as of the date of exercise, equal to the exercise price of the Series A Warrants.

1.101     "Series  B  Warrants"   means   warrants  to  purchase  from  the
          Reorganized Debtor an aggregate number of shares of WCI Common Stock equal to 40% of the pro forma outstanding WCI Common Stock as of the Effective Date, which are to be issued as contemplated by the Plan on the Effective Date as units with the Series A Warrants, Modified Debentures and, in the case of holders of Class 7 Debentures Claims, Accrued Interest Notes pursuant to a warrant agreement substantially
          in  the  form   described  in  the

          Disclosure Statement. As more specifically described in such warrant agreement, the warrants shall be exercisable at the earliest of (a) the fourth anniversary of the Effective Date, (b) upon the sale of all or substantially all of the stock or assets of Acquisition, or
          (c) an initial public offering of Acquisition; shall expire on the close of business of December 31, 2006; and shall be issued pursuant to section 1145 of the Bankruptcy Code. The exercise price for the Series B Warrants shall be equal to at least 125% of the appraised fair market value of WCI Common Stock as of the Effective Date, payable in cash or by surrendering the equivalent amount of Modified Debentures, Accrued Interest Notes, or PIK Notes, valued at par plus accrued interest.

1.102     "Stock Purchase  Agreement"  means an agreement  substantially in the form described in the Disclosure Statement between WCI and Acquisition pursuant to which WCI will sell to Acquisition on the Effective Date shares of InteliData Common Stock (a) in an amount equal to 10% of the amount of the RRF loan at a purchase price of $0.01 per share, and (b) in an amount sufficient, at a purchase price of $[0.95] per share, to generate proceeds of sale that are sufficient, when combined with other funds available to the Debtor, to pay all amounts required to be paid by the Debtor in connection with the consummation of the Plan.

1.103     "Subordinated   Securities   Claim"  means  a  Claim  subject  to
          subordination under section 510(b) of the, Bankruptcy Code that arises from rescission of, or for damages, reimbursement or contribution with respect to, a purchase or sale of WCI Common Stock or other equity securities of WCI prior to the Petition Date.

1.104     "Sun Capital" means Sun Capital Partners, Inc., a Florida corporation.

1.105 "Sun Options" means, collectively, the (a) option of Sun Capital to purchase 3,540,311 shares of WCI Common Stock pursuant to the WorldCorp Option Agreement, dated April 20, 1998, between Sun Capital and WCI, and (b) option of Sun Capital to purchase 143 shares of common stock, par value $.01 per share, of Acquisition pursuant to the WorldCorp Acquisition Corp. Option Agreement, dated April 20, 1998, between Sun Capital and WCI.

1.106 "Sun Paper" means Sun Paper Limited Partnership, a Florida limited partnership.

1.107 "Sun Paper Advisors" means Sun Paper Advisors, Inc., a Florida corporation.

1.108 "Tax Sharing Agreement" means the two tax-sharing agreements to be entered into between (i) WCI and Acquisition and (ii) Acquisition and Atlas, each on the Effective Date and substantially in the forms described in the Disclosure Statement.

1.109     "Transaction  Documents" means all material definitive agreements to be  entered  into on the  Effective  Date in  connection  with  the
          consummation  of  the  transactions   contemplated  by  the  Plan  and
          Disclosure Statement

1.110 "Transaction Documents Filing Date" means the date that the Transaction Documents shall be filed with the Court, which date shall be at least five days prior to the date set by the Bankruptcy Court as the initial date to consider confirmation of the Plan.

1.111 "Unimpaired" refers to any Claim or Interest which is not Impaired.

1.112 "Voting Deadline" means the date fixed by the Court for receipt of completed ballots.

1.113 "Voting Record Date" means the date on which the Bankruptcy Court enters an Order approving the Disclosure Statement.

1.114 "Warrant Notes" means full recourse promissory notes issued by the Atlas Stockholders to the Reorganized Debtor, substantially in the form described in the Disclosure Statement, in an amount equal to any portion of the exercise price of the Atlas Stockholder Warrants that is not paid in cash at the time of exercise. Each note shall bear interest at an 4.5% per annum rate, half of which will be payable semi-annually in cash and the remainder of which will accrue and be added to the principal balance of the Warrant Note. The outstanding amount of each Warrant Note will be payable in full on the earlier of
          (i) December 31, 2007 or (ii) a liquidity event as defined therein.

1.115 "WCI Common Stock" means shares of AC's common stock and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock, except for the Sun Options.

1.116     "World Airways" means World Airways, Inc., a Delaware corporation.


1.117 "World Airways Secured Loan" means the loans made by World Airways as the lender to WCI as the borrower on February 21, 1998 and April 8, 1998, which loan is secured by a pledge of (i) 350,000 shares of World Airways, Inc. common stock, par value $.001 per share, owned by Acquisition, and (ii) 1,615,396 shares of InteliData Common Stock owned by WCI.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       EXHIBITS AND TRANSACTION DOCUMENTS

         All Exhibits and Transaction Documents are incorporated into and are a part of the Plan as if set forth in full herein. All Transaction Documents shall be Filed with the Bankruptcy Court on or before the Transaction Documents Filing Date. After the Transaction Documents Filing Date, copies of the Transaction Documents can be obtained upon written request to [NAME AND ADDRESS OF DELAWARE COPY SERVICE]





                                   ARTICLE 2
                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS
                             -----------------------

2.1       Administrative  Claims. Subject to the provisions of Article X of the Plan, on the Effective Date, or as soon thereafter as practicable, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the sole option of the Reorganized Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the date of assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasury Bills on the Effective Date, (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtor or the Reorganized Debtor, provided such treatment is on more favorable terms to the Debtor or the Reorganized Debtor, as the case may be, than the treatment set forth in clause (a) hereof, or (c) payment in full.




                                   ARTICLE 3
                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------


         Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and interests in the Debtor. A Claim or Interest is also placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

        3.1    Class 1. Class 1 consists of all Other Priority Claims.

        3.2    Class 2.  Class 2 consists of World Airways Secured Loan Claim.

        3.3    Class 3.  Class 3 consists of all Miscellaneous Secured Claims.

        3.4    Class 4.  Class 4 consists of all Atlas Stockholders Secured
               Claims.

        3.5    Class 5.  Class 5 consists of all Administrative Convenience
               Claims.

        3.6 Class 6. Class 6 consists of all Senior Subordinated Notes Claims other than those of Electing Senior Note Holders.

        3.7    Class 7.  Class 7 consists of all the Debentures Claims.

        3.8    Class 8.  Class 8 consists of all General Unsecured Claims.

        3.9    Class 9.  Class 9 consists of all Interests other than the Sun
               Options.

        3.10   Class 10.  Class 10 consists of the Old Warrants.

        3.11   Class 11.  Class 11 consists of the Sun Options

        3.12 Class 12. Class 12 consists of the Senior Subordinated Notes Claims of Electing Senior Note Holders.




                                   ARTICLE 4
                IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                      IMPAIRED AND NOT IMPAIRED BY THE PLAN
                      -------------------------------------

   4.1    Unimpaired  Classes of Claims and  Interests.  Class 1 (Other
          Priority Claims), Class 2 (World Airways Secured Loan Claim), Class 3 (Miscellaneous Secured Claims), Class 5 (Administrative Convenience Claims) and Class 9 (Interests) are not Impaired by the Plan.

   4.2 Impaired Classes of Claims and Interests. Class 4 (Atlas Stockholders Secured Claims), Class 6 (Non-Electing Senior Subordinated Notes Claims), Class 7 (Debentures Claims), Class 8
          (General Unsecured Claims), Class 10 (Old Warrants), Class 11 (Sun Options), and Class 12 (Electing Senior Subordinated Notes Claims) are Impaired Classes under the Plan.




                                    ARTICLE 5
                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS
                              --------------------

   5.1 Class 1 (Other Priority Claims). On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Class 1 Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim, or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing.

   5.2    Class 2 (World Airways Secured Loan Claims). On the Effective
          Date, or as soon as practicable thereafter, each holder of an Allowed Class 2 World Airways Secured Loan Claim shall receive Cash in an amount equal to the amount of such Allowed Claim.

   5.3 Class 3 (Miscellaneous Secured Claims). The legal, equitable and contractual rights of holders of Allowed Miscellaneous Secured Claims, if any, shall be Reinstated. The Debtor's failure to object to such Claims in the Chapter 11 Case shall be without prejudice to the Reorganized Debtor's right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder thereof. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of the Debtor held by or on behalf of the holders of Claims in this Class with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such holders until, as to each such holder, the Allowed Claims of such holder in this Class are paid in full.


   5.4    Class 4 (Atlas Stockholders Secured Claims). On the Effective
          Date, or as soon as practicable thereafter, each holder of an Atlas Stockholders Secured Claim shall have such Claim modified by (i) having the Guaranty, dated April 20, 1998, made by WCI in favor of Sun Paper Advisors, as collateral agent on behalf of the Atlas Stockholders, modified to provide for recourse limited to the collateral and (ii) having the Pledge Agreement dated April 20, 1998 among WCI, Acquisition and Sun Paper Advisors as collateral agent for the Atlas Stockholders modified to reflect (a) the Reorganized Debtor's grant, as collateral security for the payment, performance and observance of all obligations under the Atlas Stockholder Notes and the Earn-Out, of (i) a first lien on the Reorganized Debtor's right, title and interest with respect to the Warrant Notes (including the Reorganized Debtor's right to receive the Warrant Notes upon exercise of the Atlas Stockholder Warrants), and (ii) a second lien, behind the first lien held by the

          RRF Lenders, on the Reorganized Debtor's and Acquisition's ownership of all shares of common stock, par value $.001 per share, of InteliData; and (b) the release of all other liens and security interests of the Atlas Stockholders on property of WCI and Acquisition.

   5.5    Class 5 (Administrative Convenience Claims). On the Effective
          Date, or as soon as practicable thereafter, each holder of an Allowed Class 5 Administrative Convenience Claim, if any, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Class 5 Administrative Convenience Claim, Cash equal to (a) the amount of such Allowed Claim if such amount is less than or equal to $500, or (b) $500, if the amount of such Allowed Claim is greater than $500 and less than $1,000.

   5.6 Class 6 (Non-Electing Senior Subordinated Notes Claims). On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Class 6 Non-Electing Senior Subordinated Notes Claim shall receive (a) if such holder is the Senior Subordinated Notes Trustee, Modified Senior Notes with an aggregate principal amount equal to the sum of all unpaid fees, expenses, and other amounts payable by the Debtor to the Senior Subordinated Notes Trustee under the terms of the Senior Subordinated Notes Indenture for the period ending on the Effective Date; or (b) if such holder is not the Senior Subordinated Notes Trustee, Modified Senior Notes with an aggregate principal balance equal to the sum of the unpaid principal amount of such holder's Senior Subordinated Notes, plus all unpaid interest, calculated as provided in the Senior Subordinated Notes Indenture, accrued thereon during the period ending on the Effective Date; and
          (c) if the Bankruptcy Court determines that the value, as of the Effective Date, of the Modified Senior Notes to be issued to such holder under (a) or (b), as applicable, is less than the amount of such holder's Allowed Class 6 Non-Electing Senior Subordinated Notes Claim, additional Modified Senior Notes in an amount that the Bankruptcy Court determines is sufficient to enable each such holder to receive, on account of such Allowed Class 6 Non-Electing Senior Subordinated Notes Claim, Modified Senior Notes of a value, as of the Effective Date, equal to such holder's Allowed Class 6 Non-Electing Senior Subordinated Notes Claim.

   5.7 Class 7 (Debentures Claims). On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Class 7 Claim shall have such Claim modified by having its Debentures modified to become Modified Debentures with the same principal amount, and by receiving for accrued but unpaid interest on its Debentures through the Effective Date (a) its Pro Rata share of the Series A Warrants and the Series B Warrants, and (b) Accrued Interest Notes with a principal amount equal to the amount by which such accrued but unpaid interest exceeds the appraised fair market value of such Warrants as of the Effective Date.

   5.8 Class 8 (General Unsecured Claims). On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Class 8 General Unsecured Claim shall have such Claim modified by receiving in exchange for its existing Claim (a) its Pro Rata share of the Series A Warrants, (b) its Pro Rata share of the Series B Warrants, (c) Modified Debentures with a Face Amount equal to the amount by which the Allowed Amount of such Claim exceeds the appraised fair market value of such Warrants as of the Effective Date, and (d) Accrued Interest Notes with a Face Amount equal to interest at the rate of 7% per annum on such Allowed Claim from the Petition date to the Effective Date.

   5.9    Class 9 (Interests).  On the Effective  Date,  each holder of
          WCI Common Stock shall retain unaltered the legal, equitable and contractual rights to which such share or other interest of WCI Common Stock entitled such holder and shall be unimpaired in accordance with section 1124(1) of the Bankruptcy Code.

   5.10 Class 10 (Old Warrants). On the Effective Date, each holder of an Old Warrant shall have such warrant modified by receiving, in exchange for and in full satisfaction of such Old Warrant, an Atlas Stockholder Warrant.

   5.11 Class 11 (Sun Options). On the Effective Date, each holder of a Sun Option shall have such option canceled and shall not receive any distribution of property under the Plan on account of his, her or its Sun Option.

   5.12   Class 12 (Electing Senior Subordinated Notes Claims). On the
          Effective Date, or as soon as practicable thereafter, each Electing Senior Note Holder shall receive, in full satisfaction, discharge and release of its Class 12 Senior Subordinated Notes Claim and of all of its rights (including intercreditor subordination rights and rights to seek payment of fees and expenses incurred after the Petition Date as an Administrative Claim) with respect to the Senior Subordinated Notes and the Senior Subordinated Notes Indenture, (x) its Proportionate Share of the Cash Available for Senior Notes, plus (y) if its Proportionate Share of the Cash Available for Senior Notes is less than its Agreed Senior Claim, Modified Senior Notes with an aggregate principal amount equal to the difference.



                                    ARTICLE 6
                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS
                     ---------------------------------------


   6.1    Impaired  Classes of Claims and  Interests  Entitled to Vote.
          Subject to Section 6.6 of the Plan, the holders of Claims or interests in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

   6.2    Acceptance by an Impaired  Class.  In accordance with section
          1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

   6.3    Presumed Acceptances by Unimpaired Classes. Claims in Class 1
          (Other Priority Claims), Class 2 (World Airways Secured Loan Claims), Class 3 (Miscellaneous Secured Claims), Class 5 (Administrative Convenience Claims) and Class 9 (Interests) are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims and Interests are conclusively presumed to accept the Plan and the votes of such holders will not be solicited.

   6.4    Classes  Deemed  to  Reject  Plan.  Claims  in Class 11 (Sun
          Options) are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are deemed to reject the Plan. Nevertheless, the Debtor reserves the right to solicit votes in favor of the Plan by such holders.

   6.5    Confirmation  Pursuant to Section  1129(b) of the Bankruptcy
          Code. To the extent that any Impaired Class entitled to vote rejects the Plan, the Debtor will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.


   6.6 Confirmability and Severability of a Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtor. The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan in accordance with Article
          XIV. A determination by the Bankruptcy Court that the Plan as it applies to the Debtor is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Debtor's ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.



                                   ARTICLE 7
                      MEANS FOR IMPLEMENTATION OF THE PLAN
                      ------------------------------------


   7.1 Continued Corporate Existence. The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which it is incorporated and pursuant to the certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

   7.2 Directors and Officers. The officers and directors of the Reorganized Debtor shall be appointed by the Court pursuant to the Confirmation Order.

   7.3    Employment, Retirement,  Indemnification and Other Agreements
          and Incentive Compensation Programs. To the extent that the Debtor has in place as of the Confirmation Date employment, retirement, indemnification and other agreements with its respective active directors, officers and employees who will continue in such capacities after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans shall remain in place after the Effective Date and the Reorganized Debtor shall continue to honor such agreements, programs and plans. However, as of the Effective Date, the Reorganized Debtor shall have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with its respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees. Such agreements and plans may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtor may be eligible to participate.

    7.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of WCI shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. Pursuant to the Confirmation Order, and without the need for a vote of stockholders or directors, the certificate of incorporation and bylaws of the Reorganized Debtor shall be amended to, among other things, (i) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, that non-voting equity securities shall not be issued by the Reorganized Debtor, and, if applicable, for an appropriate distribution of voting power among the classes of voting securities issued pursuant to the Plan or thereafter, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; (ii) to prohibit the acquisition or accumulation of five percent (5%) or more of the Reorganized Debtor's stock by any person or entity, taking into account for this purpose stock owned or acquired by other persons or entities whose stock would be treated as owned by such person or entity under the attribution rules applicable under Section 382 of the Internal Revenue Code of 1986 as amended, or any increase in ownership of the Reorganized Debtor's stock by any such person or entity that holds five percent (5%) or more as of the Effective Date; and (iii) to provide for the board of directors of the Reorganized Debtor to consist of the number of directors serving the terms to be determined by agreement of RRF and Sun Paper Advisors. The restated certificate of incorporation and the restated bylaws of the Reorganized Debtor shall be filed with the Bankruptcy Court prior to the Confirmation Date and shall become effective on or prior to the Effective Date or within ten (10) days thereafter as specified therein.

    7.5   Corporate Action.  Each of the matters provided for under the
          Plan involving the corporate structure of the Debtor or the Reorganized Debtor or corporate action to be taken by or required of the Debtor or the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Debtor or the Reorganized Debtor.

    7.6 Sale of InteliData Common Stock. On the Effective Date, the Reorganized Debtor will sell shares of InteliData Common Stock to Acquisition pursuant to the terms of the Stock Purchase Agreement in order to obtain the funds necessary to pay or reserve for payment of Administrative Expenses and Other Priority Expenses, make Cash distributions to holders of Allowed Class 2 Claims, Allowed Class 5 Claims and Allowed Class 12 Claims, make other payments required to be made on the Effective Date, and obtain the Operating Cash for purposes of paying operating expenses of the Reorganized Debtor.

    7.7 Security for RRF Loan. Repayment of the RRF Loan will be secured by first liens on all shares of InteliData Common Stock owned by Acquisition and the Reorganized Debtor.

   7.8    Issuance  of  Modified   Senior  Notes.  On  or  before  the
          Distribution Date, the Reorganized Debtor shall issue the Modified Senior Notes for distribution in accordance with the terms of the Plan to holders of Allowed Class 6 Non-Electing Senior Subordinated Notes Claims and, if applicable, to holders of Class 12 Electing Senior Subordinated Notes Claims. The Modified Senior Notes shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

   7.9    Issuance of Modified  Debentures,  Accrued Interest Notes and
          Series A and Series B Warrants. On or before the Distribution Date, the Reorganized Debtor shall issue the Modified Debentures, Accrued Interest Notes and the Series A and Series B Warrants for distribution in accordance with the terms of the Plan to holders of Allowed Class 7 Debentures Claims and holders of Allowed Class 8 General Unsecured Claims, as applicable. The Modified Debentures, Accrued Interest Notes and the Series A and Series B Warrants shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

   7.10 Issuance of Atlas Stockholder Warrants. On or before the Distribution Date, the Reorganized Debtor shall issue the Atlas Stockholder Warrants for distribution in accordance with the terms of the Plan to holders of Allowed Class 10 Old Warrants. The Atlas
          Stockholder Warrants shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

   7.11 Tax Sharing Agreement. On or before the Effective Date, the Reorganized Debtor shall enter into the Tax Sharing Agreement with Acquisition, and Acquisition will enter into the Tax Sharing Agreement with Atlas.

   7.12   Restructuring of Acquisition Indebtedness.  On the Effective
          Date, with the consent of the Atlas Stockholders, Sun Paper Advisors and Acquisition, the indebtedness of Acquisition shall be restructured as follows:

          (a) Atlas Stockholder Security Interests. Certain liens and security interests of the Atlas Stockholders in property of WCI and Acquisition shall be modified as of the Effective Date to provide that the Atlas Stockholders will have (a) a first lien on the Reorganized Debtor's right, title and interest with respect to the Warrant Notes (including the Reorganized Debtor's right to receive the Warrant Notes upon exercise of the Atlas Stockholder Warrants and (b) a second lien, behind the first lien held by the RRF Lenders, on all shares of InteliData Common Stock owned by either the Reorganized Debtor or Acquisition. All other liens and security interests of the Atlas Stockholders in property of WCI and Acquisition shall be released as of the Effective Date.

          (b)  Acquisition Note  Modifications.  The Atlas  Stockholder
               Notes shall be modified to (i) extend the maturity of the Atlas Stockholder Notes due April 20, 1999 to April 20, 2003; (ii) reduce the interest rate on all the Atlas Stockholder Notes from eight percent (8%) per annum to the higher of five percent (5%) per annum or the applicable federal rate as of the

               Effective  Date  as  determined  by  the  Internal   Revenue
               Service, half of which interest will be payable in cash and half of which will accrue, and be added to the principal amounts of the Atlas Stockholder Notes; (iii) require prepayments with all remaining cash available to Acquisition under the Tax Sharing Agreement after interest is paid on the Acquisition Notes; and
               (iv) provide that half of the interest accrued between January 1, 1999 and the Effective Date will be paid in cash and the remaining half will be added to principal.

          (c) Earn-Out Amendment. The terms of the Earn-Out shall be amended to provide that payments to the Atlas Stockholders with respect to any businesses acquired after consummation of the transactions entered into on April 20, 1998 will be equal to 10% of the EBITDA (calculated as provided in the Earn-Out) of such businesses, and that the other terms of the Earn-Out apply only to the businesses acquired by WorldCorp on April 20, 1998.

   7.13   Amendment of Financial Consulting Agreement.  As of the
          Effective Date, the Financial Consulting Agreement will be amended to (i) eliminate the quarterly consulting fee and (ii) modify the compensation to be paid to Sun Capital upon the closing of an M&A Transaction (as such term is defined in the Financial Consulting Agreement) to an amount equal to 5% of the first one million dollars ($1,000,000) of consideration, 4% of the second one million dollars ($1,000,000) of consideration, 3% of the third one million dollars ($1,000,000) of consideration, 2% of the fourth one million dollars ($1,000,000) of consideration and 1.5% of the remainder.


  7.14 Preservation of Causes of Action. Subject to Article XI, in accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Reorganized Debtor shall retain and may enforce all Causes of Action which the Debtor may hold against any entity, including, without limitation, any Causes of Action brought prior to the Petition Date, actions against any Persons for failure to pay for products or services rendered by the Debtor, all claims, Causes of Action, suits, proceedings and claims relating to enforcement of the Debtor's intellectual property rights, including patents, copyrights and trademarks, and all Causes of Action which may exist under sections 510, 542, 544 through 550 and 553 of the Bankruptcy Code or under similar state laws, including, without limitation, fraudulent conveyance claims, if any, and all other Causes of Action of a trustee and debtor in possession under the Bankruptcy Code. The Reorganized Debtor, in the exercise of its business judgment, will determine whether to enforce such rights. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor or the successors holding such rights of action.

  7.15    Substantial Contribution Compensation and Expenses Bar Date.
          Any person or entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, and serve such application on counsel for the Debtor and as otherwise required by the

           Bankruptcy Court and the Bankruptcy Code at least five
          (5) days before the Effective Date, or be forever barred from seeking such compensation or expense reimbursement.

  7.16    Cancellation of Existing  Securities and Agreements.  On the
          Effective Date, except as otherwise provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Reinstated under the Plan, shall be canceled, and (b) the obligations of, and/or Claims against, the Debtor under, relating or pertaining to any agreements, indentures or certificates of designations governing the Existing Securities; any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Reinstated under the Plan, as the case may be; and intercompany debts (other than under the Tax Sharing Agreement), shall be released and discharged; provided, however, that the Senior Subordinated Notes Indenture shall continue in effect and be modified on the Effective Date to become the Modified Senior Notes Indenture, and the Debenture Indenture shall continue in effect and be modified on the Effective Date to become the Modified Debenture Indenture; provided, further, that the provisions of this proviso shall not affect the discharge of the Debtor's liabilities pursuant to the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtor.

   7.17 Exclusivity Period. The Debtor shall retain the exclusive right to amend or modify the Plan in accordance with Section 14.2, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

   7.18   Effectuating Documents;  Further Transactions.  The Chairman
          of the Board of Directors, the Chief Executive Officer or any other executive officer of the Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of the Debtor shall be authorized to certify or attest to any of the foregoing actions.




                                   ARTICLE 8
                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS
                    ----------------------------------------

   8.1 Assumed Contracts and Leases. With respect to executory contracts and unexpired leases to which the Debtor is a party, only those executory contracts and unexpired leases listed on the schedule described in the Disclosure Statement shall be deemed automatically assumed as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

   8.2 Rejected Contracts and Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed on or before the Confirmation Date, all executory contracts and unexpired leases that are not set forth in the Disclosure Statement with respect to the Debtor shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtor may have unequivocally terminated its performance under such lease or contract. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code. The Debtor reserves the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.

   8.3 Payments Related to Assumption of Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(i) of the Bankruptcy Code, at the option of the Debtor or the assignee of the Debtor assuming such contract or lease, by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment.

   8.4 Rejection Damages Bar Date. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtor within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                   ARTICLE 9
                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

   9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on the Distribution Date to holders of all allowed Claims entitled to receive a distribution under the Plan.

   9.2 Interest on Claims. Unless otherwise specifically provided for in the Plan, Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.


    9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to holders of allowed Class 7 Debentures Claims and Allowed Class 8 General Unsecured Claims, which distributions shall be deposited with the Debenture Indenture Trustee, who shall deliver such distributions to the holders of such Claims in accordance with the provisions of this Plan and the terms of the Modified Debenture Indenture; provided, however, that if the Debenture Indenture Trustee is unable to make such distributions, the Disbursing Agent, with the cooperation of the Debenture Indenture Trustee, shall make such distributions.

    9.4 Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of a Senior Subordinated Note or a Debenture (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to the Debentures, to the Debenture Indenture Trustee, and such Certificate shall be canceled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the Debenture Indenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the Debenture Indenture Trustee, as the case may be. Except as provided below, any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the Debenture Indenture Trustee, as the case may be, prior to the second (2nd) anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtor notwithstanding any federal or state escheat laws to the contrary.

    9.5   Instructions to Disbursing  Agent.  Prior to any distribution on account of any Senior Subordinated Notes or Debentures, each of the Senior Subordinated Notes Trustee and the Debenture Indenture Trustee shall (a) inform the Disbursing Agent as to the amount of properly surrendered Certificates and (b) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of the holders of Allowed Class 6 Non-Electing Senior Subordinated Notes Claims,

          Allowed Class 7 Debentures Claims, Allowed Class 8 General Unsecured Claims, and Allowed Class 12 Electing Senior Subordinated Notes Claims (as applicable), and the denominations of the Modified Senior Notes, Modified Debentures, Accrued Interest Notes and Series A Warrants and Series B Warrants to be issued to each such holder and to the Senior Subordinated Notes Trustee and the Debenture Indenture Trustee pursuant to the Plan.

    9.6 Services of Indenture Trustees, Agents and Servicers. The services, with respect to consummation of the Plan, of indenture trustees, agents and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be subject to Sections 7.15 and 10.3 of the Plan.


    9.7   Record   Date  for   Distributions   to  Holders  of  Senior
          Subordinated Notes and Debentures. At the close of business on the Record Date, the transfer ledgers of the Senior Subordinated Notes Trustee and the Debenture Indenture Trustee shall be closed, and there shall be no further changes in the record holders of the Senior Subordinated Notes or the Debentures. The Reorganized Debtor, the Senior Subordinated Notes Trustee, the Debenture Indenture Trustee and the Disbursing Agent shall have no obligation to recognize any transfer of such Senior Subordinated Notes or Debentures occurring after the Record Date, and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

    9.8   Delivery  of  Distributions.  Distributions  to  holders  of
          Allowed Claims shall be made by the Disbursing Agent or the Debenture Indenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of an Allowed Class 7 Debentures Claim, at the addresses contained in the official records of the Debenture Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the Debenture Indenture Trustee, as applicable, is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Debenture Indenture Trustee shall be returned to the Reorganized
          Debtor  until  such   distributions   are  claimed.   All  claims  for
          undeliverable  distributions  shall be made on or  before  the  second
          (2nd) anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Reorganized Debtor and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

     9.9  Procedures for Treating and Resolving Disputed and Contingent
          Claims.

                    (a) No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

                    (b) Distribution Reserve. The Disbursing Agent will withhold the Distribution Reserve from the property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Debtors, the Bankruptcy Court will determine what amount is sufficient to withhold as the Distribution Reserve. The Debtor will request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent will withhold the Distribution Reserve based upon the estimated amount of each such Claim as set forth in a Final Order. The Disbursing Agent will also place in the Distribution Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property withheld as the Distribution Reserve, to the extent that such property continues to be withheld as the Distribution Reserve at the time such distributions are made or such obligations arise. If practicable, the Disbursing Agent will invest any Cash that is withheld in the Distribution Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment. Nothing in the Plan or Disclosure Statement will be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

                    (c) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each holder of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern the Class of Claims to which such Claim belongs. Promptly after the date when the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent will distribute to the holder of such Claim any Cash and other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been an Allowed Claim on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to all Disputed Claims, (i) any Series A and Series B Warrants held in the Distribution Reserve will be distributed Pro Rata to holders of Allowed Class 7 Debentures Claims and Allowed Class 8 General Unsecured Claims, and (ii) any Cash or other property remaining in the Distribution Reserve will become property of the Reorganized Debtor. All distributions made under this Section of the Plan on account of an Allowed Claim will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the Distribution Date.

       9.10    Fractional Securities;  De Minimis  Distributions.  Any
               other provision of the Plan notwithstanding, payments of fractions of shares of Series B Warrants shall not be made. Whenever any payment of a fraction of a share of Series B Warrants under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares being rounded down.



                                   ARTICLE 10
             ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
             ------------------------------------------------------
       10.1    Professional Claims.

                  (a) Payment of Interim Amounts. On the Effective Date, the Debtor shall (i) pay all billed but unpaid amounts payable to Professionals on a provisional basis under any order entered by the Court authorizing such provisional payments prior to a hearing on the fee applications of Professionals; and
                           (ii) reserve for payment of all other fees and expenses of Professionals (including estimated fees and expenses through the Effective Date) pending allowance by the Bankruptcy Court.

                           The Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and the Debtor shall reserve an amount equal to such estimate. Upon submission of a detailed invoice covering such period, the Professional shall be entitled to payment on a provisional basis under any order entered by the Court authorizing such provisional payments prior to a hearing on the fee applications of Professionals.

                  (b) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

                  (c) Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

                  (d) Notwithstanding anything to the contrary in this Plan, any Restructuring Expenses for which Acquisition is liable shall be paid by Acquisition in accordance with the terms of its obligations if not paid promptly by the Debtor following approval by court order.

       10.2 Stay/Success Fee. Provided William F. Gorog ("Gorog") remains a member of the Debtor's Board of Directors and Chairman of its Executive Committee during the Chapter 11 period, the Debtor shall pay to Gorog on the Effective Date a fee in the amount of $50,000. Gorog shall have an Allowed Administrative Claim for the amount payable hereunder.

       10.3    Other  Administrative  Fees.  All other  requests  for
               payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel for the Debtor no later than thirty (30) days after the Effective Date. Unless the Debtor objects to an Administrative Claim within thirty (30) Business Days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtor objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtor in the ordinary course of business.




                                   ARTICLE 11
                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
                   ------------------------------------------

       11.1    Revesting of Assets.  Except as otherwise  provided in
               this Plan, on the Effective Date all property comprising the Estate of the Debtor shall revest in the Reorganized Debtor, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of property and settle and compromise claims or interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Any unclaimed reserves shall become the sole property of the Reorganized Debtor two years after the Effective Date.


       11.2    Discharge of the Debtor. Pursuant to section 1141(d) of
               the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
               Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of and Interests in the Debtor or the Reorganized Debtor or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtor prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i)
               of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based upon such debt accepted the Plan. The Confirmation order shall be a judicial determination of the discharge of all liabilities of the Debtor, subject to the Effective Date occurring.

       11.3    Compromises  and  Settlements.  Pursuant to Bankruptcy
               Rule 9019(a), the Debtor may compromise and settle various Claims
               (a) against it and (b) that it has against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and Claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtor pursuant to Sections 7.16 and 11.1 of the Plan.

       11.4 Release of Claims Against Officers, Directors, Etc. As of the Effective Date, each present or former officer, director, employee, professional, agent, or representative of the Debtor or the Reorganized Debtor shall be released and discharged from any and all claims and/or Causes of Action arising out of or based upon their service in any such capacity or any transaction, event, circumstance or other matter involving or relating to the Debtor that occurred on or before the Effective Date. Claimants and equity interest holders of the Debtor shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any claims and/or Causes of Action released and discharged pursuant to this Section. The parties shall also exchange mutual releases on the Effective Date as agreed among the parties.


      11.5     Release of Claims Against Acquisition, Sun Capital, Sun
               Paper Advisors, Atlas, Atlas Stockholders, Etc. As of the Effective Date, each of Acquisition, Sun Capital, Sun Paper Advisors, Atlas, the Atlas Stockholders, and their respective partners, stockholders, affiliates, and subsidiaries, and the officers, directors, employees, professionals, agents, and representatives of any of them in their capacities as such shall be released and discharged from any and all claims and/or Causes of Action arising out of or based upon any transaction, event, circumstance or other matter involving or relating to the Debtor that occurred on or before the Effective Date. Claimants and equity interest holders of the Debtor shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any claims and/or Causes of Action released and discharged pursuant to this Section. The parties shall also exchange mutual releases on the Effective Date as agreed among the parties.

      11.6     Release  of  Claims   Against   RRF  and  Holders  of
               Debentures. As of the Effective Date, each holder of Debentures, including RRF, and their respective partners, stockholders, affiliates, and subsidiaries, and the officers, directors, employees, professionals, agents, and representatives of any of them in their capacities as such shall be released and discharged from any and all claims and/or Causes of Action arising out of or based upon any transaction, event, circumstance or other matter involving or relating to the Debtor that occurred on or before the Effective Date. Claimants and equity interest holders of the Debtor shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or
               recover  any  claims  and/or   Causes  of  Action   released
               and discharged pursuant to this Section. The parties shall also exchange mutual releases on the Effective Date as agreed among the parties.

      11.7     Setoffs.  The Debtor may, but shall not be required to,
               set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim that the Debtor may have against such holder.

      11.8     Satisfaction  of  Subordination   Rights.  All  Claims
               against the Debtor, Sun Paper Advisors, Sun Capital, the Atlas Stockholders and RRF and all rights and claims between or among holders of Claims relating in any manner whatsoever to Claims against the Debtor, Sun Paper Advisors, Sun Capital, the Atlas Stockholders or RRF based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.


      11.9     Exculpation  and  Limitation of  Liability.  Except as
               otherwise specifically provided in this Plan, the Debtor, the Reorganized Debtor, RRF, Sun Capital, Sun Paper Advisors, the Atlas Stockholders, Acquisition, any statutory committee, the Disbursing Agent, any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of a Claim or an
               Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtor's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

               Notwithstanding  any other provision of this Plan, no holder of a Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtor, the Reorganized Debtor, RRF, Sun Capital, Sun Paper Advisors, the Atlas Stockholders, Acquisition, the Disbursing Agent, or any statutory committee, or any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such or such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the

               Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.


     11.10     Indemnification   Obligation.   In  satisfaction  and
               compromise of the Indemnitees' Indemnification Rights: (i) all Indemnification Rights except those based upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtor on or after the Petition Date (the "Post-Petition Indemnification Rights") shall be released and discharged on and as of the Effective Date, provided that the Post-Petition Indemnification Rights shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 Case, (ii) the Debtor or the Reorganized Debtor, as the case may be, covenant to purchase and maintain directors and officers liability insurance providing coverage for the Indemnitees for the period after the Effective Date agreed to among the Reorganized Debtor, RRF and Sun Paper Advisors on or before the Effective Date insuring such parties in respect of any claims, demands, suits, causes of action or proceedings against such Indemnitees based upon any act or omission related to such Indemnitee's service with, for or on behalf of the Debtor in such scope and amount as those parties may agree (the "Insurance Coverage"), and (iii) the Debtor hereby indemnifies Indemnitees and agrees to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

      11.11 Injunction. The satisfaction, release and discharge pursuant to this Article XI of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

      11.12    Allowance of Certain Claims.  Claims arising under the
               Atlas Stockholder Notes and the Earn-Out shall be Allowed Class 4 Claims in the amounts provided therein. Claims arising under the Debentures shall be Allowed Class 7 Claims in the amounts provided therein.

                                   ARTICLE 12
                              CONDITIONS PRECEDENT
                              --------------------


       12.1    Conditions   to   Confirmation.   The  following  are
               conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.3 of the Plan:

                    (a) The entry of the Confirmation Order by the Bankruptcy Court and all other necessary orders of any court having jurisdiction, and expiration of the appeal period with respect to the Confirmation Order and with respect to all other such necessary orders without the filing of a notice of appeal of any such order or, if an appeal is filed, such appeal is no longer pending; provided that, if an appeal of the Confirmation Order or any other such other order is filed but no stay is granted in connection with the appeal, the Debtor, with the consent of RRF and Sun Paper Advisors, may elect to permit the Effective Date to occur notwithstanding the pendency of the appeal.

                    (b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtor, RRF and Sun Paper Advisors.

       12.2    Conditions   to   Consummation.   The  following  are
               conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with
               Section 12.3 of the Plan:

                    (a) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under
                         Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending. The Confirmation Order shall, among other things, provide that:

                         (i) provisions of the Confirmation Order are non-severable and mutually dependent;

                         (ii) all executory contracts or unexpired leases
                              assumed by the Debtor during the Chapter 11
                              Case or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtor, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;


                         (iii)the  transfers  of  property  by the  Debtor (A)
                              to the Reorganized Debtor (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Reorganized Debtor with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Reorganized Debtor or holders of Claims, interests or property to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to holders of Claims and Interests under the Plan are for good consideration and value and are in the ordinary course of the Reorganized Debtor's business;

                         (iv) except as expressly provided in the Plan or the
                              Confirmation Order, the Reorganized Debtor is discharged effective upon the Effective Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtor entered into or obligation of the Debtor incurred before the Effective Date, or from any conduct of the Debtor prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                         (v) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization;

                         (vi) the Modified  Debentures,  Accrued  Interest
                              Notes, PIK Notes, Atlas Stockholder Warrants, Series A Warrants and the Series B Warrants issued under the Plan in exchange for Claims against the Debtor are exempt from registration under the Securities Act of 1933 pursuant to, and to the extent provided by, section 1145 of the Bankruptcy Code.

                  (b) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption of leases and executory contracts by the Reorganized Debtor.

                  (c) The RRF Lenders, the Reorganized Debtor and Acquisition shall have entered into the RRF Loan Documents and the RRF Lenders shall have advanced sufficient funds to Acquisition to enable it to make the payments contemplated by the Plan.

                  (d) Acquisition and the Debtor shall have entered into the Stock Purchase Agreement and the Debtor shall have received from Acquisition pursuant to such agreement sufficient cash, together with cash on hand, to enable the Debtor to pay or reserve for payment of all Administrative Expenses, make Cash distributions to holders of Allowed Class 2 Claims, Allowed Class 5 Claims, and Allowed Class 12 Claims, and make all other payments required to be made on the Effective Date.

                  (e) Each Tax Sharing Agreement shall have been executed by the parties thereto.

                  (f) The Atlas Stockholder Notes shall have been amended as contemplated by the Plan.

                  (g) The terms of the Earn-Out shall have been amended as contemplated by the Plan.

                  (h) The Financial Consulting Agreement shall have been amended as contemplated by the Plan.

                  (i) Acquisition, Sun Paper Advisors and the Atlas Stockholders shall have executed all other documents and agreements necessary to implement the Plan in form and substance satisfactory to them.

                  (j) the Effective Date must occur on or prior to June 30, 1999;

           12.3   Waiver  of   Conditions   to   Confirmation   or
                  Consummation.  The conditions set forth in Sections 12.1 and
                  12.2 of the Plan may be waived by the Debtor with the consent of Sun Paper Advisors and RRF, which shall not be unreasonably withheld, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                   ARTICLE 13
                            RETENTION OF JURISDICTION
                            -------------------------


         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan, including, among other things, the following matters:

         (a) to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to the holders of such Claims;

         (b)      to  determine   any  and  all  pending   adversary
                  proceedings, applications and contested matters;

         (c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

         (d) to hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or interest, and to allow or disallow any Claim, in whole or in part;

         (e) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (f) to issue orders in aid of execution, implementation or consummation of the Plan;

         (g) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (h) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the
                  Bankruptcy Code;

         (i) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

         (j) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising within 90 days after the Effective Date under agreements, documents or instruments executed in connection with this Plan;

         (k) to hear and determine all suits or adversary proceedings to recover assets of the Debtor and property of the Estate, wherever located;

         (1) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (m)      to hear any other matter not inconsistent with the Bankruptcy
                  Code;

         (n) to hear and determine all disputes involving the existence, nature or scope of the Debtor's discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; and

         (o)      to enter a final decree closing the Chapter 11 Case.




                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS
                            ------------------------


         14.1 Binding Effect. Subject to satisfaction or waiver of the conditions precedent specified in Article XII, the Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, Acquisition, Sun Capital, Sun Paper Advisors, RRF, the Atlas Stockholders, all present and former holders of Claims, all present and former holders of Interests, other parties in interest and their respective successors and assigns.

         14.2 Modification and Amendments. The Debtor with the consent of Sun Paper Advisors and RRF, which shall not be unreasonably withheld, may alter, amend or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court, and provided further that no amendment that requires the consent of Sun or RRF shall be made without such prior consent, which shall not be unreasonably withheld.

         14.3 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         14.4 Committees. Effective on the Effective Date, the duties of the Creditors' Committee, if any, shall terminate, except with respect to applications for Professional Claims.

         14.5     Revocation, Withdrawal or Non-Consummation.

                  (a) Right to Revoke or Withdraw. The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Effective Date, subject to Bankruptcy Court approval if Sun Paper Advisors or RRF files a written objection to such withdrawal within five days thereafter.

                  (b) Effect of Withdrawal, Revocation or Non-Consummation. If the Debtor revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Person, to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor or to constitute an admission of any sort by the Debtor or any other Person.

          14.6 Notices. Any notice required or permitted to be provided to the Debtor under the Plan shall be in writing and served by
                  (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:


                  WorldCorp, Inc.
                  13873 Park Center Road, Suite 490
                  Herndon, VA  20171
                  Attention:  President

                  with copies to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, NW
                  Washington, D.C. 20037-1420
                  Attention:  William J. Perlstein, Esq.
                               Duane D. Morse, Esq.

                  and

                  Young Conaway Stargatt & Taylor
                  1100 North Market Street, 11th Floor
                  Wilmington, DE  19801
                  Attention:  James L. Patton, Jr., Esq.
                               Brendan L. Shannon, Esq.

                  and

                  Rothschild, Inc.
                  1251 Avenue of the Americas
                  New York, NY 10020
                  Attention:  Martha Sproule

                  and

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, NY 10038-4982
                  Attention:  Robin Keller, Esq.

       14.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

       14.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in any agreement, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents and instruments executed in connection with the Plan, and corporate governance matters.


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




Dated:   Herndon, Virginia
         March __, 1999


                                    Respectfully submitted,

                                    WORLDCORP, INC., AS DEBTOR AND
                                    DEBTOR-IN-POSSESSION


                                    By:

                                    Its:


WILMER, CUTLER & PICKERING
2445 M Street, NW
Washington, D.C.  20037-1420
         William J. Perlstein
         Duane D. Morse
         Andrew M. Herman

                  - and -

YOUNG CONAWAY STARGATT & TAYLOR
1100 North Market Street, 11th Floor
Wilmington, DE  19801
         James L. Patton, Jr.
         Brendan L. Shannon



By:

ATTORNEYS FOR WORLDCORP, INC. AS
DEBTOR AND DEBTOR-IN-POSSESSION







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